NEWS

Columbia Laboratories Reports Second Quarter 2011 Financial Results
Management will host Conference Call at 11:00AM ET Today

LIVINGSTON, NJ - August 4, 2011 - Columbia Laboratories, Inc. (Nasdaq: CBRX) today reported financial results for the three- and six-month periods ended June 30, 2011. Highlights of the second quarter include:

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Total net revenues were $19.2 million, compared to $9.4 million for the second quarter of 2010, driven primarily by the amortization over four quarters of the $34 million gain on the sale of the progesterone assets in July 2010 to Watson Pharmaceuticals, Inc. (“Watson”) (NYSE:WPI), which for the second quarter of 2011 was $8.6 million, and the $5.0 million milestone payment from Watson for the acceptance of the PROCHIEVE® (progesterone gel) New Drug Application (“NDA”) filing by the U.S. Food and Drug Administration (“FDA”).

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Net product revenues were $4.9 million in the second quarter of 2011, compared to $9.5 million in the second quarter of 2010, primarily as a result of the transfer to Watson of the U.S. CRINONE® (progesterone gel) and PROCHIEVE assets as part of the sale transaction, including responsibility for domestic product sales.

•	Net income was $18.3 million, or $0.21 per basic and $0.16 per diluted share, compared to a net loss of $4.2 million, or $0.06 per basic and diluted share, in the second quarter of 2010.

•	Cash and cash equivalents at June 30, 2011 were $21.8 million excluding the $5.0 million milestone payment from Watson for filing of the NDA, which was received in July.

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The PREGNANT study, Columbia's pivotal clinical trial of PROCHIEVE to reduce the risk of preterm birth in women with premature cervical shortening, was published by Ultrasound in Obstetrics and Gynecology.

•	Sold U.S. rights to STRIANT® (testosterone buccal system) to Actient Pharmaceuticals LLC.

•	The NDA for PROCHIEVE was accepted for filing by the FDA. Under the Prescription Drug User Fee Act III (“PDUFA”), the FDA's action date to review and act on this NDA is February 26, 2012.
“Of Columbia's many accomplishments during the second quarter of 2011, most important was the acceptance for filing by the FDA of our NDA for PROCHIEVE progesterone vaginal gel to reduce the risk of preterm birth in women with a short cervix at mid pregnancy,” said Frank Condella, Columbia's President and Chief Executive Officer.  “We are working closely with FDA to ensure a thorough review of the NDA with the ultimate aim of its approval. We are also preparing for the product's potential launch. If FDA approves PROCHIEVE for the preterm birth/short cervix indication, we expect Watson would launch PROCHIEVE in the preterm birth indication shortly thereafter.”

Second Quarter Financial Results
Total net revenues for the second quarter of 2011 were comprised of the gain on the sale of progesterone assets to Watson; a milestone payment from Watson; net product revenues primarily for domestic and international sales of CRINONE to Watson and Merck Serono, respectively, and sales of STRIANT; and

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royalties primarily from Watson.
Total net revenues for the second quarter of 2011 were $19.2 million, compared to $9.4 million for the second quarter of 2010. The increase in total net revenues was driven primarily by $8.6 million in revenue related to the gain on the sale of the progesterone assets to Watson in July 2010 and the $5.0 million milestone payment from Watson for the acceptance of the NDA filing, offset by the absence of in-market sales of CRINONE and PROCHIEVE by Columbia in the U.S.
Net product revenues were $4.9 million in the second quarter of 2011, compared to $9.5 million in the second quarter of 2010, primarily as a result of the transfer to Watson on July 2, 2010, of the U.S. CRINONE and PROCHIEVE assets as part of the sale transaction, including responsibility for U.S. product sales.

•	Net revenues from CRINONE sold in foreign markets increased by 43% as compared to the second quarter of 2010 due primarily to higher volume.

•	Net revenues from product sold to Watson under the new supply agreement were $0.5 million in the second quarter of 2010, an increase of 20% as compared to the immediately preceding quarter.

•	STRIANT net product revenues were $0.2 million lower than in the second quarter of 2010 as a result of the sale to Actient.
Total royalties were $0.7 million in the second quarter of 2011. There were no royalty revenues in the second quarter of 2010. Royalties on sales by Watson were approximately $0.6 million, compared to approximately $0.5 million in the first quarter of 2011.
Gross profit margin was 84% in the second quarter of 2011, compared to 78% in the second quarter of 2010, including the recognition of the deferred gain on the sale of the progesterone assets to Watson and the $5.0 million milestone payment from Watson. Excluding the deferred gain recognition and the milestone payment, the gross profit margin for the second quarter of 2011 would have been 47%, primarily reflecting the product sales to Watson on a cost-plus-10% basis and lower unit selling prices to Merck Serono.
Total net operating expenses were $0.5 million in the second quarter of 2011, compared to $10.2 million in the prior year period. The decrease is attributable to the following:

•	The Company recognized a one-time gain of $2.5 million on the U.S. sale of STRIANT to Actient in the second quarter of 2011. Without this gain, operating expenses would have been $3.0 million.

•
There were essentially no selling and distribution expenses in the second quarter of 2011, compared to $2.7 million in the 2010 quarter, reflecting the termination of sales and marketing activities following Watson's assumption of those responsibilities in July 2010.

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General and administrative costs were $2.5 million in the second quarter of 2011, compared to $4.0 million in the 2010 quarter, primarily reflecting the absence of Watson transaction costs and lower intellectual property legal expenses.

•
Research and development costs were $0.5 million in the second quarter of 2011, compared to $2.2 million in the 2010 quarter, reflecting lower expenses following the completion of the PREGNANT study in the fourth quarter of 2010 and Watson's assumption of all future progesterone product expenses, including NDA filing costs.

•	There was no amortization for the acquisition cost for the U.S. rights to CRINONE in the second quarter of 2011 as a result of the 2010 sale to Watson of these assets.
Operating income in the second quarter of 2011 was $15.7 million, compared to an operating loss of $2.8

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million in the prior year period. The increase primarily reflects the $8.6 million in revenue related to the gain on the sale of the progesterone assets to Watson, the $5.0 million milestone payment from Watson for FDA acceptance of the NDA filing, plus a $7.1 million reduction in operating expenses.

Other income and expense aggregated to net income of $2.6 million for the second quarter of 2011, compared to a net expense of $1.4 million in the second quarter of 2010, primarily reflecting the elimination of interest expense as a result of the debt repayment in July 2010. This was more than offset by the recognition of the $2.7 million change in fair value of the warrants issued in conjunction with the October 2009 stock issuance resulting from the decrease in Columbia's stock price from March 31, 2011, to June 30, 2011.

As a result, the Company reported net income of $18.3 million, or $0.21 per basic and $0.16 per diluted share, for the second quarter of 2011, compared to a net loss of $4.2 million, or $0.06 per basic and diluted share, for the second quarter of 2010.

Cash and Equivalents
At June 30, 2011, Columbia had cash and cash equivalents of $21.8 million, compared to cash and cash equivalents of $21.6 million at December 31, 2010. The $0.2 million cash increase primarily reflected the exercise of employee stock options and warrants, which more than offset the use of cash for operating and investing activities.

Financial Outlook
The Company's March 2, 2010, Purchase and Collaboration Agreement with Watson provides for a Clinical Trial Results Milestone payment to Columbia of either $6 million or $8 million based upon certain statistical results of the PREGNANT study, as agreed to by the FDA. The Company provided statistical analyses to Watson and claimed the $6 million milestone. Watson did not agree that the milestone had been achieved pursuant to the terms of the contract. The parties tried without success to resolve the dispute. Columbia has now decided not to pursue this milestone further after careful review by legal counsel and consideration of the costs and uncertain outcome in arbitration of the dispute under the contract. The working relationship between the two parties remains very collaborative in advancing the NDA submission and filing with the FDA and development of a next-generation vaginal progesterone product. No revenue has been recognized for this milestone payment.
The robust PREGNANT study results formed the basis for the NDA filing. If successful in obtaining FDA approval of PROCHIEVE for the preterm birth indication, the Company will receive a $30 million milestone payment from Watson upon commercial launch in the U.S. The FDA's PDUFA goal is to review and act on the PROCHIEVE NDA by February 26, 2012.

The Company has begun making investments to increase manufacturing capacity to ensure its ability to meet Watson's forecasts for the anticipated launch of PROCHIEVE and facility improvements to ensure compliant manufacturing operations.

Depending on the timing of the expected investment in manufacturing capacity, cash balances will fluctuate throughout the remainder of 2011. The Company believes its cash on hand will sustain its operations for the foreseeable future.

Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results for the second quarter ended June 30, 2011, as follows:

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

Date:	Thursday, August 4, 2011
Time:	11:00 am EDT
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.columbialabs.com, under 'Investor'
The teleconference replay will be available two hours after completion through Thursday, August 11, 2011, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406. The conference ID for the replay is 84126999. The archived webcast will be available for one year on the Company's website, www.columbialabs.com, in the 'Investor' section under 'Events'.

About Columbia Laboratories
Columbia Laboratories, Inc. is developing products that utilize its novel bioadhesive drug delivery technologies to optimize drug delivery in a controlled, sustained manner. The Company has developed and sold six products for the U.S. market including CRINONE® (progesterone gel), for which Columbia receives royalties on annual net sales from Watson Pharmaceuticals. CRINONE is commercialized outside the U.S. by Merck Serono. The Company's NDA for PROCHIEVE® (progesterone gel) in the preterm birth indication was accepted for filing by the FDA with a February 26, 2012, PDUFA date.

Columbia's press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® by Watson Pharmaceuticals, Inc., in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; successful development of a next-generation vaginal progesterone product; the outcome of further analyses by the FDA of the clinical data generated during the PREGNANT study; success in obtaining timely FDA approval of PROCHIEVE® in the preterm birth indication; the ability of our third-party manufacturers to supply CRINONE, PROCHIEVE and STRIANT®; the impact of competitive products and pricing; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia's reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® and PROCHIEVE® are registered trademarks of Watson Pharmaceuticals, Inc.
STRIANT® is a registered trademark of Actient Pharmaceuticals, LLC., in the U.S.
STRIANT® SR is a registered trademark of The Urology Company in the United Kingdom and the E.U.

Contact:

Lawrence A. Gyenes	Seth Lewis
Senior Vice President, Chief Financial Officer & Treasurer	Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(973) 486-8860	(646) 378-2952

Financial tables follow

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2011 (unaudited)	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,760,780	$21,630,979
Accounts receivable, net	9,075,401	4,141,026
Inventories	2,781,820	2,586,207
Prepaid expenses and other current assets	685,028	497,947
Total current assets	34,303,029	28,856,159
Property and equipment, net	879,782	518,542
Other assets	464,424	484,141
TOTAL ASSETS	$35,647,235	$29,858,842

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable	$3,300,302	$5,393,966
Accrued expenses	3,643,850	4,491,074
Deferred revenues	—	16,974,383
Total current liabilities	6,944,152	26,859,423
Deferred revenue	84,673	154,187
Redeemable warrants	—	13,471,832
Common stock warrant liability	10,985,691	9,286,906
TOTAL LIABILITIES	18,014,516	49,772,348
COMMITMENTS AND CONTINGENCIES
Contingently redeemable series C preferred stock, 600 shares issued and outstanding (liquidation preference of $600,000)	600,000	600,000
SHAREHOLDERS' EQUITY (DEFICIENCY):
Preferred stock, $.01 par value; 1,000,000 shares authorized,
Series B convertible preferred stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E convertible preferred stock, 24,000 shares issued and outstanding liquidation preference of $2,400,000) in 2011 and 59,000 shares issued and outstanding (liquidation preference of $5,900,000) in 2010	240	590
Common Stock $.01 par value; 150,000,000 shares authorized; 87,304,313 and 84,434,611 shares issued in 2011 and 2010, respectively	873,043	844,345
Capital in excess of par value	277,765,619	260,600,989
Less cost of 36,448 and 3,462,124 treasury shares in 2011 and 2010, respectively	(125,381)	(3,346,090)
Accumulated deficit	(261,682,637)	(278,809,945)
Accumulated other comprehensive income	201,834	196,604
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)	17,032,719	(20,513,506)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)	$35,647,235	$29,858,842

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2011	2010	2011	2010
REVENUES
Net product revenues (including amounts from related parties:
2011 - $938,340; 2010 - $0)	$8,407,029	$16,584,667	$4,942,085	$9,480,911
Royalties (including amounts from related parties:
2011 - $1,142,818; 2010 - $0)	1,287,532	3,970	686,719	(48,386)
Other revenues (including amounts from related parties:
2011 - $21,984,800; 2010 - $0)	22,043,897	33,347	13,615,315	16,560
Total net revenues	31,738,458	16,621,984	19,244,119	9,449,085
COST OF PRODUCT REVENUES
Cost of product revenues (including amounts from related parties:
2011 - $817,488; 2010 - $0)	5,036,926	3,262,235	3,002,088	2,085,656
Gross profit	26,701,532	13,359,749	16,242,031	7,363,429
OPERATING EXPENSES:
Selling and distribution	87,669	5,956,631	29,827	2,706,312
General and administrative	4,856,804	8,111,718	2,500,326	3,985,400
Research and development	1,853,550	4,575,135	507,949	2,233,317
Net gain on U.S. sale of STRIANT	(2,533,127)	—	(2,533,127)	—
Amortization of licensing right	—	2,522,364	—	1,261,182
Total operating expenses	4,264,896	21,165,848	504,975	10,186,211
Income (loss) from operations	22,436,636	(7,806,099)	15,737,056	(2,822,782)
OTHER INCOME (EXPENSE):
Interest income	4,527	2,209	3,002	589
Interest expense	(7,776)	(4,820,092)	(3,888)	(2,517,298)
Change in fair value of derivative	—	(4,829,036)	—	1,019,114
Change in fair value of redeemable warrants	(2,721,205)	—	—	—
Change in fair value of stock warrants	(2,260,183)	—	2,797,928	—
Other, net	(320,187)	(17,660)	(218,327)	93,025
Total other income (expense)	(5,304,824)	(9,664,579)	2,578,715	(1,404,570)
Income (loss) before taxes	17,131,812	(17,470,678)	18,315,771	(4,227,352)
State income taxes	(4,504)	(2,200)	(1,576)	—
NET INCOME (LOSS)	$17,127,308	$(17,472,878)	$18,314,195	$(4,227,352)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.20	$(0.27)	$0.21	$(0.06)
Diluted	$0.19	$(0.27)	$0.16	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	85,352,044	65,385,125	86,982,750	65,381,371
Diluted	89,534,165	65,385,125	95,851,956	65,381,371

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